April ___, l998

Interchange Financial Services Corporation
Park 80 West, Plaza Two
Saddle Brook, NJ 07662
Attn: Anthony S. Abbate
      President and Chief Executive Officer

Dear Mr. Abbate:

      We have represented Interchange Financial Services Corporation ("IFSC"), a New Jersey corporation which is a registered bank holding company, and Interchange Bank (the "Bank"), a New Jersey chartered commercial bank which is a subsidiary of IFSC, in connection with the proposed merger of The Jersey Bank for Savings ("Jersey"), a New Jersey chartered capital stock savings bank, into the Bank. The merger shall be effected pursuant to the provisions of an Agreement and Plan of Merger dated January 27, 1998 by and among the IFSC, the Bank and Jersey (the "Merger Agreement").

      We have examined the Registration Statement on Form S-4 (the "Registration Statement") to be filed by IFSC with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of shares of common stock of IFSC, no par value (the "Shares") to be issued pursuant to the Merger Agreement.

      We have also examined originals, or copies certified or otherwise identified to our satisfaction, of the Merger Agreement, the Certificate of Incorporation and By-Laws of IFSC, as currently in effect, and relevant resolutions of the Board of Directors of IFSC; and we have examined such other documents as we deemed necessary in order to express the opinion hereinafter set forth. In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies.

      Based on the foregoing, it is our opinion that when, as and if the Registration Statement shall have become effective pursuant to the provisions of the Act, and the Shares shall have been duly issued and delivered in the manner contemplated by the Merger Agreement and the Registration Statement, including the Prospectus relating to the Shares included in the Registration Statement (the "Prospectus"), the Shares will be legally issued, fully paid and non-assessable.

      The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New Jersey, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

      We consent to use of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinion" in the Prospectus.

                                         Very truly yours,

                                         NORRIS, McLAUGHLIN & MARCUS